Exhibit 10.2

EXECUTION VERSION

FIRST AMENDMENT TO

LOAN AGREEMENT

THIS FIRST AMENDMENT TO LOAN AGREEMENT (this “Amendment”), dated as of November 4, 2014, is by and among TriVascular Technologies, Inc., a Delaware corporation (“Holdings”), TriVascular, Inc., a California corporation (the “Company”, and together with Holdings, the “Borrowers”), Century Medical, Inc., a Japan corporation (the “Lender”), and the Subsidiary Guarantors party hereto.

RECITALS

A. The Lender, Borrowers and Subsidiary Guarantors party thereto entered into a certain Loan Agreement dated as of January 1, 2014 (as amended, restated, supplemented or otherwise modified prior to the effectiveness of this Amendment, the “Existing Loan Agreement”; the Existing Loan Agreement, as amended by this Amendment and as further amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), pursuant to which the Lender made available to the Borrowers certain loans and other financial accommodations.

B. The Borrowers have requested that the Lender amend the Existing Loan Agreement and grant certain consents, and the Lender is willing to amend the Existing Loan Agreement and grant certain consents, in each case, on the terms and subject to the conditions set forth herein.

AGREEMENT

1) Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2) Amendments. Effective as of the Effective Time (as defined below), the Existing Loan Agreement is hereby amended as follows:

a) Section 1.01 of the Existing Loan Agreement is amended by adding the following definitions thereto in appropriate alphabetical order: (i) substituting the following terms and related definitions in lieu of the versions of such terms and related definitions contained in the Existing Loan Agreement and (ii) adding the following new terms and related definitions in the appropriate alphabetical order, as appropriate:

““Subordinated Debt” means (i) any Permitted Convertible Subordinated Debt, as defined under the Senior Term Loan Agreement, (ii) any Indebtedness of the Borrowers or any Subsidiary that is unsecured and subordinated to the Obligations in terms of rights to payment and to exercise remedies, and (iii) any Indebtedness of the Borrowers or any Subsidiary that is secured and subordinated to the Obligations pursuant to a Subordination Agreement.”

EXECUTION VERSION

““SEC” means Securities and Exchange Commission.”

““Senior Lenders” means those lenders from time to time party to the Senior Term Loan Agreement.”

““Senior Term Loan Agreement” means that certain Amended and Restated Term Loan Agreement among the Borrowers, Capital Royalty Partners II L.P., and the other parties signatory thereto, dated as of the date hereof.”

b) Section 1.01 of the Existing Loan Agreement is further amended by deleting the following definition in its entirety:

““Boston Scientific Note” has the meaning given to it in Schedule 3 hereof.”

c) Section 5.01 of the Existing Loan Agreement is amended by deleting clause (a) thereof in its entirety and substituting the following in lieu thereof:

“(a) Financial Statements and Other Reports. The Borrowers will furnish to the Lender: (i) as soon as practicable after the end of each quarterly period, but no later than 5 days following the date Holdings files Form 10-Q with the SEC, quarterly unaudited financial statements, consisting of a consolidated balance sheet and consolidated statements of income and cash flows of Borrowers and their Affiliates, if any; and (ii) as soon as practicable after the end of each fiscal year, but no later than 5 days following the date Holdings files Form 10-K with the SEC, the Borrowers’ annual audited financial statements, consisting of a consolidated balance sheet and consolidated statements of income and cash flows of Borrowers and their Affiliates, if any, accompanied by an unqualified report (except with respect to a going concern qualification, if applicable) thereon of independent certified public accountants selected by the Borrowers.”

d) Section 5.02 of the Existing Loan Agreement is amended by deleting clause (l) thereof in its entirety and substituting the following in lieu thereof:

“(l) Notice of Material Events. The Borrowers will furnish to the Lender written notice of (i) the occurrence of any Default, promptly after a Responsible Officer first learns of the existence thereof, (ii) notice of any material change in accounting policies or financial reporting practices by the Borrowers and any Subsidiary Guarantor, within thirty (30) days of the date thereof, or, if earlier, the date of delivery of any financial statements hereunder reflecting such change (which requirement will be deemed satisfied by the description thereof in a Form 10-K, Form 10-Q or Form 8-K filed with the SEC) or (iii) any development that results in, or could reasonably be expected to result in, a Material Adverse Effect.”

e) Section 5.02 of the Existing Loan Agreement is amended by adding the following new clause (m) to the end thereof:

EXECUTION VERSION

“(m) Documents required to be delivered pursuant to Section 5.01(a) or 5.02(l) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which Holdings posts such documents, or provides a link thereto on Holdings’ website; (ii) on which such documents are posted on Holdings’ behalf on an Internet or intranet website, if any, to which the Lender has access (whether a commercial, third party website or whether sponsored by the Lender); or (iii) on which Holdings provides notice of filing of such documents with the SEC by electronic mail message to the Lender in accordance with Section 7.02.”

f) Section 6.01 of the Existing Loan Agreement is amended by deleting the final sentence of clause (h).

g) Section 6.01 of the Existing Loan Agreement is amended by deleting clause (i) thereof in its entirety and substituting the following in lieu thereof:

“(i) Judgments. (i) A final judgment or order for the payment of money in excess of One Million Five Hundred Thousand Dollars ($1,500,000.00) (or its equivalent in another currency) above the amount covered by third-party insurance shall be rendered against the Borrowers, any Guarantor or any of their respective Subsidiaries (or its equivalent in another currency), provided that the aforementioned amount shall be reduced to Seven Hundred Fifty Thousand Dollars ($750,000) if there is no Senior Debt outstanding; or (ii) any non-monetary judgment or order shall be rendered against the Borrowers, any Guarantor or any Subsidiary which has or would reasonably be expected to have a Material Adverse Effect; and in each case there shall be any period of forty-five (45) consecutive days during which such judgment continues unsatisfied or during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.”

h) Section 7.17 of the Existing Loan Agreement is amended by deleting clause (a)(i) thereof in its entirety and substituting the following in lieu thereof:

“(i) in an amount equal to the sum of (A) Sixty Five Million Dollars ($65,000,000.00), (B) the aggregate amount of PIK Loans (as defined in the Senior Term Loan Agreement) then outstanding (including PIK Loans outstanding under the Existing Term Loan Agreement (as defined in the Senior Term Loan Agreement) as of the date of the amendment and restatement thereof) and (C) reimbursable costs or expenses, fees or other payment obligations by the Borrowers then outstanding under the Amended Senior Debt Facility or the New Facility, as the case may be.”

i) Schedule 3 of the Existing Loan Agreement is amended by substituting the updated schedule attached hereto as Annex A in lieu thereof.

3) Representations and Warranties. Each Borrower hereby represents and warrants to the Lender as follows: (i) no Default or Event of Default has occurred or is continuing; (ii) each Borrower’s execution, delivery and performance of this Amendment have been duly authorized

EXECUTION VERSION

by all necessary corporate and other action and do not and will not require any registration with, consent or approval of, or notice to or action by, any Person (including any governmental authority) in order to be effective and enforceable; and (iii) this Amendment constitutes the legal, valid and binding obligation of each Borrower, enforceable against such Borrower in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application relating to or affecting the enforcement of creditors’ rights or by general principles of equity.

4) Conditions. This Amendment will be effective upon the satisfaction in full of each of the following conditions precedent, in each case in form and substance reasonably satisfactory to the Lender (the time at which all such conditions precedent are satisfied being referred to herein as the “Effective Time”):

a) The representations and warranties set forth in Section 3 above shall be true and correct in all material respects.

b) No Default or Event of Default shall have occurred and be continuing.

5) Reimbursement of Lender’s Disbursements. Within five (5) Business Days of receipt of Lender’s invoice, Borrower shall pay to Lender all fees, charges and disbursements of counsel to the Lender, as reasonably incurred through the date of the Amendment.

6) Effect of Amendment. Except as expressly provided in this Amendment, all of the terms and conditions of the Loan Agreement shall remain in full force and effect.

7) Counterparts. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Amendment.

8) Reaffirmation. Each Borrower and Subsidiary Guarantor, as borrower, guarantor, debtor, grantor, pledgor, assignor, or in any other similar capacity in which such Borrower or Subsidiary Guarantor grants liens or security interests in its property or otherwise acts as accommodation party or guarantor, as the case may be, hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Loan Documents to which it is a party (after giving effect hereto) and (ii) to the extent such Borrower or Subsidiary Guarantor granted liens on or security interests in any of its property pursuant to any such Loan Document as security for the Obligations or otherwise guaranteed the Borrowers’ Obligations under or with respect to the Loan Documents, ratifies and reaffirms such guarantee and grant of security interests and liens and confirms and agrees that such security interests and liens hereafter secure all of the Obligations as amended hereby. Each of the Borrowers and Subsidiary Guarantors hereby consents to this Amendment and acknowledges that each of the Loan Documents remains in full force and effect and is hereby ratified and reaffirmed.

EXECUTION VERSION

9) Governing Law, Waiver of Jury Trial. Sections 7.9 and 7.10 of the Loan Agreement are hereby incorporated by reference herein and made a part hereof.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

EXECUTION VERSION

The parties executed this Amendment as of the date stated at the beginning of this Amendment, intending to create an instrument executed under seal.

BORROWERS:

TRIVASCULAR TECHNOLOGIES, INC.

By:	/s/ Michael R. Kramer
Name:	Michael R. Kramer
Title:	Chief Financial Officer

TRIVASCULAR, INC.

By:	/s/ Michael R. Kramer
Name:	Michael R. Kramer
Title:	Chief Financial Officer

First Amendment to Credit Agreement

EXECUTION VERSION

LENDER:

CENTURY MEDICAL, INC.

By:	/s/ Akira Hoshino
Name:	Akira Hoshino
Title:	President & CEO

First Amendment to Credit Agreement

EXECUTION VERSION

SUBSIDIARY GUARANTORS:

TRIVASCULAR SALES, LLC

By:	/s/ Michael R. Kramer
Name:	Michael R. Kramer
Title:	Chief Financial Officer

First Amendment to Credit Agreement

EXECUTION VERSION

ANNEX A TO FIRST AMENDMENT

Schedule 3

Certain Indebtedness

1.	Indebtedness pursuant to the Senior Term Loan Agreement.

2.	Deposits made in connection with credit cards for non-U.S. Subsidiaries.

First Amendment to Credit Agreement